Exhibit 4.4

IMPERIAL TOBACCO GROUP PLC

RULES OF THE IMPERIAL TOBACCO GROUP

LONG TERM INCENTIVE PLAN

Approved by the Company
on 14 August 1996
(and amended by the Remuneration Committee
on 9 October, 2 December 1996, 24 November 2000, 23 November 2001, 22 November 2002, and 14
November 2003.)

ASHURST MORRIS CRISP
Broadwalk House
5 Appold Street
London  EC2A 2HA

Tel:  0207-638-1111

Fax:  0207-638 1112

CONTENTS

CLAUSE

1.	Operation of the Plan
2.	Terms of a Conditional Award
3.	Plan Limit
4.	Grant of Conditional Awards
5.	Obligations of Employee
6.	Leaving Service or Reconstruction or Takeover during the Performance Period
7.	Determination of Options
8.	Options
9.	Exercise and Lapse of Options
10.	Reconstruction or Takeover before the Release Date - Lapse of Options
11.	Capital Reorganisation
12.	General
13.	Amendment and termination
14.	Governing Law

SCHEDULE 1
APPENDIX 1
APPENDIX 2
APPENDIX 3
APPENDIX 4
APPENDIX 5

Definitions

“Certificate of Participation” means a certificate of participation issued pursuant to Rule 4(2).

“Committee” means the Remuneration Committee of the Board of Directors of Imperial Tobacco Group PLC.

“Company” means Imperial Tobacco Group PLC.

“Conditional Award” means a conditional award to an Employee of Shares, in accordance with the Rules.

“Control” has the same meaning as in Section 840 of the Income and Corporation Taxes Act 1988.

“Employee” means any employee for the time being in full or part time employment of any Group Company and any director of any Group Company who is required to devote substantially the whole of his working time to his employment or office.

“Exercise Price” means the nominal price payable on the exercise of an Option to be determined by the Trustee.

“Group Company” means the Company and any company that is under the Control of the Company and is designated by the Committee as a participating company for the purposes of the Plan.

“London Stock Exchange” means the London Stock Exchange Limited.

“Normal Retirement Age” means age 65.

“Option” means the right to acquire at the Exercise Price that number of Shares determined under Rule 7 (and which right shall be capable of being exercised at any time prior to the seventh anniversary of its grant).

“Option Certificate” means a certificate issued pursuant to Rule 8(2).

“Participant” means an Employee who has a Conditional Award or an Option (and includes his personal representatives where appropriate).

“Performance Condition” means the condition or conditions determined by the Committee and notified to a Participant.

“Performance Period” means the period specified in a Certificate of Participation in respect of which a Performance Condition may be satisfied.

“Plan” means the Imperial Tobacco Group Long Term Incentive Plan constituted by this document as may be amended from time to time in accordance with the Rules.

“Reconstruction or Takeover” means any takeover, merger, amalgamation or reconstruction, however effected, including a reverse takeover, partial offer, reorganisation or scheme of arrangement sanctioned by the court as a result of which there is a change in Control of the Company or any compromise or arrangement sanctioned by the Court under Section 425 of the Companies Act 1985.

“Release Date” means the seventh (7th) anniversary of the date on which an Option is granted, being the latest date on or by which such Option may be exercised by a Participant.

“Rules” means these rules as amended from time to time.

“Shares” means fully paid ordinary shares in the capital of the Company.

“Tax” means any tax, duty, impost, levy charge or royalty in the nature of tax, whether domestic or foreign, and whether or not chargeable directly against the person concerned or any other person, and any fine, penalty or interest connected therewith.

“Trustee” means the trustees of any trust established by the Company or any other Group Company for the benefit of Employees.

Where the context so admits the singular shall include the plural and vice versa and the masculine gender shall include the feminine.  Any reference to a statutory provision is to be construed as a reference to that provision as for the time being amended or re-enacted.

1.                                           Operation of the Plan

The Plan shall be operated by the Committee at any time and at its discretion.

2.                                           Terms of a Conditional Award

On or before granting a Conditional Award the Committee shall determine the following in relation to such Conditional Award:-

(1)                             the maximum number of Shares the subject of such Conditional Award;

(2)                             the Performance Period;

(3)                             the Performance Conditions to be satisfied in respect of the Performance Period; and

(4)                             subject to Rules 6 and 7, the date that the Shares, the subject of such Conditional Award shall be capable of vesting.

3.                                           Plan Limit

(1)                             The Committee shall consider whether the Company, subject to any applicable statutory or regulatory restrictions, should issue Shares to the Trustee or whether the Trustee should be requested to purchase Shares in respect of Conditional Awards.

(2)                             No Share may be issued under the Plan on any date if, as a result, any of the following limits were to be exceeded:

(i)                              the total number of Shares issued or committed to be issued during the period of ten years ending on that date under the Plan and all other employees’ share schemes established by the Company would exceed 10% of the issued ordinary share capital of the Company on that date;

(ii)                           the total number of Shares issued or committed to be issued during the period of five years ending on that date under the Plan and all other employees’ share schemes established by the Company would exceed 5% of the issued ordinary share capital of the Company on that date; or

(iii)                        the total number of Shares issued or committed to be issued during the period of ten years ending on that date under the Plan and all other discretionary share schemes established by the Company would exceed 5% of the issued ordinary share capital of the Company on that date and when determining whether a share scheme established by the Company is a discretionary one for the purpose of this Rule 3(2)(iii) any savings related share option scheme or any other share scheme participation in which is offered to all Employees shall be disregarded.

4.                                           Grant of Conditional Awards

(1)                             The Committee may grant a Conditional Award at any time to any Employee (provided that he will not reach Normal Retirement Age before the end of the Performance Period relating to such Conditional Award).

(2)                             A Participant who is granted a Conditional Award shall receive a Certificate of Participation (to take effect as a deed executed by the Company) as soon as reasonably practicable following the date of grant.  The Certificate of Participation shall set out the terms of the Participant’s Conditional Award as specified Rule 2.

(3)                             If at any time after the grant of a Conditional Award the Committee considers that circumstances have arisen which would prevent the terms of the Conditional Award (as regards the operation of the Plan generally or in respect of any Participant) from operating fairly in accordance with the spirit of the Plan, the Committee may vary any of those terms and specify any other terms applicable to the operation of the Plan PROVIDED THAT any amendments made to the Performance Condition shall, in the opinion of the Committee, ensure that the revised Performance Condition is neither easier nor more difficult to achieve than the original Performance Condition when first set.  The Committee shall notify Participants of the details of any such variation which affects a Participant.

5.                                           Obligations of Employee

(1)                             An Employee who receives a Conditional Award may renounce the Conditional Award within thirty days of the date on which it is made, in which event such Conditional Award shall be deemed for all purposes never to have been made.

(2)                             A Participant to whom a Conditional Award is granted (and who does not renounce such Conditional Award) shall:

(a)                                be bound by the terms of the Plan;

(b)                               not assign, transfer or charge such Conditional Award or any interest in it; and

(c)                                indemnify the Company, all Group Companies and the Trustee against any liability any of them may have to make a payment of Tax in connection with his participation in the Plan.

6.                                           Leaving Service or Reconstruction or Takeover during the Performance Period

(1) Subject to Rules 6(2) and 6(3), if a Participant ceases to be an Employee before the expiry of the Performance Period, his Conditional Award shall immediately lapse.

(2)	(i)	If a Participant ceases to be an Employee before the expiry of the Performance Period by reason of

		•	death

		•	injury, ill-health, or disability

		•	redundancy

		•	retirement on or after contractual retirement age

		•	early retirement with the agreement of his Employing Company

		•	the Group Company or business in which the Participant is employed ceasing to be under the Control of the Company, or to be owned by a Group Company

		•	any other circumstances where the Committee so decides

the Performance Period shall be deemed to have ended as at the date on which the Participant ceases to be an Employee (which period shall be referred to as “the Relevant Period”) and the number of Shares to be the subject of an Option in respect of the relevant Conditional Award shall be equal to A where A = x/yPA (the “formula”) where:-

A is the number of Shares to be the subject of such Option;

PA is the number of Shares determined by the application of the Performance Condition to the Relevant Period;

x is the number of days comprised in the Relevant Period; and,

y is the total number of days which would have been comprised in the Performance Period had the Participant not ceased to be an Employee.

(ii)                            In the case of death an Option shall be granted to the personal representatives of the Participant in respect of the number of Shares determined by the formula set out in this

Rule 6(2) but may only be exercised by the same on the production of an Office Copy Grant of Probate or Letters of Administration.

(3)                             If a Participant ceases to be an Employee before the expiry of the Performance Period by reason of

•                                early retirement with the agreement of his Employing Company; or

•                                redundancy

the Committee may determine that the formula shall not be applied either in whole or in part.

(4)                             If there is a Reconstruction or Takeover before the expiry of the Performance Period, the Performance Period shall be deemed to have ended on the date on which the change of Control takes effect.

(5)                             If in consequence of an offer to shareholders in the Company (or any of them) or any scheme of reconstruction (however effected) before expiry of the Performance Period the Shares are to cease to be listed on the London Stock Exchange, the Committee shall notify Participants and the Performance Period shall be deemed to have ended on the date of such notification.

7.                                           Determination of Options

(1)                             As soon as reasonably practicable after, but in any event within 35 days of, the date determined by the Committee for the purposes of Rule 2(4) (or, but only in the circumstances set out in Rule 6(2), 6(3), 6(4) or 6(5), as soon as reasonably practicable after, but in any event within 35 days of, the deemed end of the Performance Period) an Option shall be granted to a Participant by either the Company or the Trustee over such number of Shares the subject of the relevant Conditional Award as is determined by the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula.

(2)                             The Participant shall have no further rights in respect of any Shares subject to a Conditional Award which are not made the subject of the corresponding Option.

8.                                           Options

(1)                             If Options are to be granted by the Trustee the Company shall advise the Trustee of the number of Shares to be comprised in the Options to be granted and the Release Date applicable to such Options and the Trustee shall be requested to grant Options on the basis advised to it.

(2)                             If Options are to be granted by the Company, rule 8(1) shall not apply and the Company will decide upon the number of Shares to be comprised in the Options it is to grant and the Release Date applicable to such Options and shall grant such Options on this basis.

(3)                             An Option Certificate executed under seal or otherwise to take effect as a deed specifying the number of Shares the subject of the Option, the Exercise Price and the Release Date shall be issued to the Participant.

(4)                             The Company, any relevant Group Company and/or the Trustee may in their absolute discretion make such arrangements as it or they consider necessary or desirable to meet any liability to Tax or other imposts in respect of Options granted under the Plan.

9.                                           Exercise and Lapse of Options

(1)                             Save as otherwise provided in these Rules, an Option may be exercised in whole or in part at any time after an Option is granted pursuant to Rule 8 and until the Release Date.

(2)                             An Option shall be exercised by the Participant lodging with the Trustee at its registered office (or such other address as may be notified to Participants from time to time) a notice in such form as the Trustee may from time to time prescribe and payment (in such manner as the Trustee shall direct) of the Exercise Price; the date of exercise shall be the date of such notice.

(3)                             Following any exercise of an Option in part (other than an exercise which exhausts the Option), the Participant shall be sent a new Option Certificate in respect of the balance of Shares the subject of such Option.

(4)                             Shares shall be transferred to a Participant as soon as reasonably practicable after the Option is exercised.

(5)                             Shares transferred pursuant to the Plan will rank pari passu in all respects with Shares then already in issue except that they will not rank for any dividend or other distribution of the Company paid or made by reference to a record date falling prior to the date of exercise of the relevant Option.

10.                                     Reconstruction or Takeover before the Release Date - Lapse of Options

(1)                             If there is a Reconstruction or Takeover Participants shall be notified and outstanding Options must be exercised in whole or in part not later than the earliest of:

(a)                                      the expiry of the period of six months commencing on the date there is a change of Control of the Company;

(b)                                     the expiry of the period of three months commencing on the date on which the Court sanctions a compromise or arrangement under Section 425 of the Companies Act 1985;

(c)                                      the expiry of the period during which any person becomes bound or entitled to acquire Shares under Sections 428 to 430F of the Companies Act 1985.

(2)                             If the Shares are to cease being listed on the London Stock Exchange Participants shall be notified and outstanding Options must be exercised in whole or in part prior to or within six months from the date of such cessation.

(3)                             An Option shall lapse and be of no further effect if, or to the extent that, it shall not have been exercised by the expiry of any time limit for exercise set out in this Rule 10, whichever shall expire first and in such circumstances the Participant otherwise entitled thereto shall have no further claim or right resulting from its lapse.

11.                                     Capital Reorganisation

(1)                             If there is any capital reorganisation of the Company including a capitalisation issue, rights issue or rights offer, consolidation or sub-division or any other variation of share capital, or any special dividend, reconstruction or demerger, a Conditional Award or an Option shall be adjusted in such manner as the Company’s auditors, acting as experts and not as arbitrators, may confirm in writing to be fair and reasonable.

(2)                             Participants shall be notified of any such adjustment.

12.                                     General

(1)                             Any notice or other document given to any Employee or Participant pursuant to the Plan shall be delivered to him or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Committee to be appropriate. Notices or other documents sent by post shall be deemed to have been received 2 days following the date of posting.

(2)                             The decision of the Committee on any question of interpretation of the Rules or any dispute relating to or connected with the Plan shall be final and conclusive.

(3)                             The costs of introducing, operating and administering the Plan shall be borne by the Company.

(4)                             The Committee shall have power from time to time to make regulations for the administration and operation of the Plan provided that they are not inconsistent with these Rules.

(5)                             No Conditional Award shall be made or Option granted or exercised on a day on which any dealing in Shares would be prohibited by the London Stock Exchange Model Code for Transactions in Securities by Directors (a “Prohibited Day”) and any Conditional Award or grant or exercise of an Option shall be deferred until the first day following the Prohibited Day on which the prohibition on Dealings shall be lifted.  This Rule 12(5) shall apply to any Conditional Awards made and Options granted or exercised whether or not the Employee concerned is subject generally to the said Model Code.

(6)                             Nothing in the Plan shall form part of a Participant’s contract of employment. The rights and obligations of a Participant under the terms and conditions of his employment by any Group Company shall not be affected by his participation in the Plan. The Participant shall have no right to compensation or damages or any other sum or benefit in respect of his ceasing to participate in the Plan or in respect of any loss or reduction of any rights or expectations under the Plan in any circumstances. An Employee who is not invited to participate in the Plan shall have no right to compensation or damages or any other sum or benefit in respect of his non participation.

13.                                     Amendment and termination

(1)                             The Scheme shall be administered under the direction of the Committee who may at any time and from time to time by resolution and without other formality amend or augment the Rules or the Scheme in any respect provided that:-

(i)                              no amendment shall operate to affect adversely in any way any rights already acquired by a Participant under the Plan;

(ii)                           no amendment may be made which would, if carried out, involve the Trustee in a new or additional obligation or liability without the prior agreement of the Trustee; and

(iii)                        no amendment may be made to the advantage of Participants except with the prior approval of the shareholders of the Company in General Meeting except for minor amendments to benefit the administration of the Plan and amendments to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants in the Plan or for any Group Company.

(2)                             Notwithstanding anything to the contrary contained herein, the Committee may at any time and from time to time by resolution and without further formality amend the Plan in such manner as the

Committee may consider necessary or desirable in order to comply with, take advantage of, or otherwise in connection with any taxation, legal, regulatory or other rule, law, guideline, regulation or other provision of or prevailing in any jurisdiction in which this Plan is or is intended to be operated.

(3)                             The limits in Rule 3(2) may not be increased without the approval of the shareholders of the Company in General Meeting.

(4)                             No amendment shall take effect that would cause the Plan to cease to be an “employees’ share scheme” as defined in Section 743 of the Companies Act 1985.

(5)                             The Committee shall have discretion to terminate the Plan at any time which shall in any event terminate on 15 August 2006 but, in each case, without prejudice to outstanding Conditional Awards or Options.

14.                                     Governing Law

The Plan is governed by English law and if there is any conflict of laws, English law shall prevail.  All Group Companies and Participants shall submit to the non-exclusive jurisdiction of the English Courts as regards any matter arising under the Plan.

SCHEDULE 1

INTERNATIONAL RULES

The Rules of the Plan apply in the jurisdiction specified below:

Germany
Greece
Hong Kong
Hungary
Poland
Russia
Singapore
Slovenia
Spain

The Rules of the Plan apply with and subject to the following amendments and provisions which have been adopted by the Board pursuant to rule 13.2 for the purposes of the operation of the Plan in the jurisdiction specified below:

Ireland (Appendix 1)
The Netherlands (Appendix 2)
Belgium (Appendix 3)
France (Appendix 4)
Australia (Appendix 5)

APPENDIX 1

IMPERIAL TOBACCO GROUP INTERNATIONAL
LONG TERM INCENTIVE PLAN

The purpose of this Appendix is to specify terms and conditions under which the Plan is to be modified in its application to any conditional award or option granted or to be granted to a person resident for tax purposes in Ireland.

Words and phrases defined in the Plan shall bear the same meaning in this Appendix I except as otherwise provided.

1.                                           In the definition of “Option” the word “seventh” shall be deleted and replaced by “fourth”.

2.                                           In the definition of “Release Date” the words “seventh (7th) shall be deleted and replaced by “fourth (4th)”.

APPENDIX 2

IMPERIAL TOBACCO GROUP INTERNATIONAL
LONG TERM INCENTIVE PLAN

The purpose of this Appendix is to specify terms and conditions under which the Plan is to be modified in its application to any Conditional Award or Option granted or to be granted to a person resident for tax purposes in the Netherlands.

Words and phrases defined in the Plan shall bear the same meaning in this Appendix 2 except as otherwise provided.

1.                                           Rule 6(2)(i) shall be amended and the words:

1.1                            in the 14th line “to be the subject of an Option in respect of” shall be deleted and replaced with “the subject of”;

1.2                            in the 16th line “to be the subject of such Option” shall be deleted and replaced with “the number of Shares the subject of the relevant Conditional Award”;

2.                                           Rule 6(2)(ii) shall be amended and the words:

“In the case of death an Option shall be granted to the personal representatives of the Participant in respect of the number of Shares determined by the formula set out in this Rule 6(2)(ii) but may only be exercised by the same on the production of an Office Copy Grant of Probate or Letters of Administration” shall be deleted and replaced with the words “In the case of death the number of Shares determined by the formula set out in this Rule 6(2) shall be transferred to the personal representatives of the Participant on the production of an Office Copy Grant of Probate or Letters of Administration.”

3.                                           Rule 7 shall be re-titled “Transfer of Shares”.

4.                                           Rules 7(1) and (2) shall be deleted and replaced with the following:

“7(1)                                                                    After the date determined by the Committee for the purposes of Rule 2(4) (or, but only in the circumstances set out in Rule 6(2), 6(3), 6(4) or 6(5), as soon as reasonably practicable after the deemed end of the Performance Period) such number of Shares the subject of the relevant Conditional Award, as is determined by the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula, shall vest in the Participant and such Shares shall be transferred as soon as practicable to the relevant Participant.

7(2)                                                                          The Participant shall have no further rights in respect of any Shares subject to a Conditional Award which do not vest in accordance with Rule 7(1).”

5.                                           Rules 8(1), (2) and (3) shall be deleted.

6.                                           In Rule 8 (4) the words “Options granted” shall be deleted and replaced with “the vesting of the Conditional Award and/ or the Shares transferred” and the Rule shall be re-numbered a new Rule 7(3).

7.                                           Rules 9(1) to (4) inclusive shall be deleted.

8.                                           Rule 9(5) shall be re-numbered a new Rule 7(4) and the wording “exercise of the relevant Option” shall be deleted and replaced with the wording “transfer of the Shares”.

9.                                           Rule 10 shall be deleted.

10.                                     Rules 11, 12, 13, and 14 re-numbered accordingly.

11.                                     The renumbered Rule 9(5) shall be amended and the words:

9.1                              in the first line “Option granted or exercised” shall be deleted and replaced with “shall vest or Shares be transferred”;

9.2                              in the fourth line “grant or exercise of an Option” shall be deleted and replaced with “the vesting of a Conditional Award or transfer of Shares”;

9.3                              in the penultimate line “Options granted or exercised” shall be deleted and replaced with “any vesting of Conditional Awards or any transfer of Shares”.

APPENDIX 3

IMPERIAL TOBACCO GROUP INTERNATIONAL
LONG TERM INCENTIVE PLAN

The purpose of this Appendix is to specify terms and conditions under which the Plan is to be modified in its application to any Conditional Award or Option granted or to be granted to a person resident for tax purposes in Belgium.

Words and phrases defined in the Plan shall bear the same meaning in this Appendix 3 except as otherwise provided.

1.                                           Rule 6(2)(i) shall be amended and the words:

1.1                            in the 14th line “to be the subject of an Option in respect of” shall be deleted and replaced with “the subject of”;

1.2                            in the 16th line “to be the subject of such Option” shall be deleted and replaced with “the number of Shares the subject of the relevant Conditional Award”;

2.                                           Rule 6(2)(ii) shall be amended and the words:

1.3                            “in the case of death an Option shall be granted to the personal representatives of the Participant in respect of the number of Shares determined by the formula set out in this Rule 6(2)(ii) but may only be exercised by the same on the production of an Office Copy Grant of Probate or Letters of Administration” shall be deleted and replaced with the words “In the case of death the number of Shares determined by the formula set out in this Rule 6(2) shall be transferred to the personal representatives of the Participant on the production of an Office Copy Grant of Probate or Letters of Administration.”

3.                                           Rule 7 shall be re-titled “Transfer of Shares”.

4.                                           Rules 7(1) and (2) shall be deleted and replaced with the following:

“7(1)                                                                    After the date determined by the Committee for the purposes of Rule 2(4) (or, but only in the circumstances set out in Rule 6(2), 6(3), 6(4) or 6(5), as soon as reasonably practicable after the deemed end of the Performance Period) such number of Shares the subject of the relevant Conditional Award, as is determined by the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula, shall vest in the Participant and such Shares shall be transferred as soon as practicable to the relevant Participant.

7(2)                                                                          The Participant shall have no further rights in respect of any Shares subject to a Conditional Award which do not vest in accordance with Rule 7(1).”

5.                                           Rules 8(1), (2) and (3) shall be deleted.

6.                                           In Rule 8(4) the words “Options granted” shall be deleted and replaced with “the vesting of the Conditional Award and/ or the Shares transferred” and the Rule shall be re-numbered a new Rule 7(3).

7.                                           Rules 9(1) to (4) inclusive shall be deleted.

8.                                           Rule 9(5) shall be re-numbered a new Rule 7(4) and the wording “exercise of the relevant Option” shall be deleted and replaced with the wording “transfer of the Shares”.

9.                                           Rule 10 shall be deleted.

10.                                     Rules 11, 12, 13, and 14 re-numbered accordingly.

11.                                     The renumbered Rule 9(5) shall be amended and the words:

9.1                              in the first line “Option granted or exercised” shall be deleted and replaced with “shall vest or Shares be transferred”;

9.2                              in the fourth line “grant or exercise of an Option” shall be deleted and replaced with “the vesting of a Conditional Award or transfer of Shares”;

9.3                              in the penultimate line “Options granted or exercised” shall be deleted and replaced with “any vesting of Conditional Awards or any transfer of Shares”.

APPENDIX 4

IMPERIAL TOBACCO GROUP INTERNATIONAL
LONG TERM INCENTIVE PLAN

The purpose of this Appendix is to specify terms and conditions under which the Plan is to be modified in its application to any Conditional Award or Option granted or to be granted to a person resident for tax purposes in France.

Words and phrases defined in the Plan shall bear the same meaning in this Appendix 4 except as otherwise provided.

1.                                           Rule 5(2)(c) shall be amended and the words :

“a payment of Tax in connection with his participation in the Plan” shall be deleted and replaced by “a payment of Tax by way of withholding in connection with his participation in the Plan”.

2.                                           Rule 6(2)(i) shall be amended and the words:

1.1                            in the 14th line “to be the subject of an Option in respect of” shall be deleted and replaced with “the subject of”;

1.2                            in the 16th line “to be the subject of such Option” shall be deleted and replaced with “the number of Shares the subject of the relevant Conditional Award”;

3.                                           Rule 6(2)(ii) shall be amended and the words:

1.3                            “in the case of death an Option shall be granted to the personal representatives of the Participant in respect of the number of Shares determined by the formula set out in this Rule 6(2)(ii) but may only be exercised by the same on the production of an Office Copy Grant of Probate or Letters of Administration” shall be deleted and replaced with the words “In the case of death the number of Shares determined by the formula set out in this Rule 6(2) shall be transferred to the personal representatives of the Participant on the production of an Office Copy Grant of Probate or Letters of Administration.”

4.                                           Rule 7 shall be re-titled “Transfer of Shares”.

5.                                           Rules 7(1) and (2) shall be deleted and replaced with the following:

“7(1)                                                                    After the date determined by the Committee for the purposes of Rule 2(4) (or, but only in the circumstances set out in Rule 6(2), 6(3), 6(4) or 6(5), as soon as reasonably practicable after the deemed end of the Performance Period) such number of Shares the subject of the relevant Conditional Award, as is determined by the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula, shall vest in the Participant and such Shares shall be transferred as soon as practicable to the relevant Participant.

7(2)                                                                          The Participant shall have no further rights in respect of any Shares subject to a Conditional Award which do not vest in accordance with Rule 7(1).”

6.                                           Rules 8(1), (2) and (3) shall be deleted.

7.                                           In Rule 8(4) the words “Options granted” shall be deleted and replaced with “the vesting of the Conditional Award and/ or the Shares transferred” and the Rule shall be re-numbered a new Rule 7(3).

8.                                           Rules 9(1) to (4) inclusive shall be deleted.

9.                                           Rule 9(5) shall be re-numbered a new Rule 7(4) and the wording “exercise of the relevant Option” shall be deleted and replaced with the wording “transfer of the Shares”.

10.                                     Rule 10 shall be deleted.

11.                                     Rules 11, 12, 13, and 14 re-numbered accordingly.

12.                                     The renumbered Rule 9(5) shall be amended and the words:

9.1                                                                       in the first line “Option granted or exercised” shall be deleted and replaced with “shall vest or Shares be transferred”;

9.2                                                                       in the fourth line “grant or exercise of an Option” shall be deleted and replaced with “the vesting of a Conditional Award or transfer of Shares”;

9.3                                                                       in the penultimate line “Options granted or exercised” shall be deleted and replaced with “any vesting of Conditional Awards or any transfer of Shares”.

APPENDIX 5

IMPERIAL TOBACCO GROUP INTERNATIONAL
LONG TERM INCENTIVE PLAN

The purpose of this Appendix is to specify the terms and conditions under which the Plan is to be modified in its application to any rights granted or to be granted under the Plan to a person resident for tax purposes in Australia.

Words and phrases defined in the Plan shall bear the same meaning in this Appendix 5 except as otherwise provided.

1.                                           In the definition of “Conditional Award” the words “a conditional award to an Employee of Shares” shall be deleted and replaced with the words “an Option granted”.

2.                                           The definition of “Option” shall be deleted and replaced with the following:

‘“Option” means the right to acquire at the Exercise Price one Share (and “Options” means a number of rights equal to the number of Shares specified in the Certificate of Participation, each of which is a right to acquire one Share) (and which right shall be capable of being exercised at any time from the date specified in the Certificate of Participation until the tenth anniversary of its grant)’;

3.                                           The definition of “Option Certificate” shall be deleted.

4.                                           In the definition of “Participant” the words “or an Option” shall be deleted.

5.                                           In the definition of “Release Date” the words “seventh (7th)” shall be deleted and replaced with the words “tenth (10th)”.

6.                                           Rule 2(4) shall be deleted and replaced with the following:

“(4)                        Subject to Rule 6, the date from which the Options shall be capable of being exercised by the Participant.”

7.                                           Rule 4 shall be amended as follows:

7.1                                     Rule 4(1) shall be deleted and replaced with the following:

“4(1)                  The Company may grant Options at any time to any Employee over such number of Shares specified in Rule 2(1) (provided that he will not reach the age (if any) indicated by him as his expected date of retirement before the end of the Performance Period relating to such Options).”

7.2                                     in the last line of Rule 4(2) insert the words “together with the Exercise Price and the Release Date applicable to such Options.”

8.                                           In the penultimate and final lines of the paragraph following the bullet points in Rule 6(2)(i) the words “to be the subject of an Option in respect of the relevant Conditional Award” shall be deleted and replaced with the words “the subject of the Options”;

9.                                           Rule 7 shall be deleted.

10.                                     Rule 8(1), 8(2) and 8(3) shall be deleted.

11.                                     Rules 8(4), 9, 10, 11, 12, 13 and 14 and any references thereto shall be re-numbered accordingly.

12.                                     The re-numbered Rule 8 (Exercise and Lapse of Options) shall be amended as follows:

12.1                               Rule 8(1) shall be deleted and replaced with the following:

“8(1)                                                                  Save as otherwise provided in these Rules, Options may be exercised over such number of Shares the subject of such of the Options as have not lapsed following the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula set out in such Rule, at any time after the Performance Period and until the Release Date.”

12.2                               after Rule 8(1) insert the following:

“8(2)                                                                  If and to the extent that the application of the Performance Condition and, but only where required in accordance with the terms of Rule 6(2) or 6(3), the formula set out in such Rule results in any Options becoming incapable of being exercised, those Options shall lapse.

8(3)                                                                        Following any exercise or lapse of Options, the Participant shall receive a new Certificate of Participation stating the remaining number of Options held by the Participant.”

12.3                               Rules 8(2) to (5) and any references thereto shall be re-numbered accordingly.

12.4                               Re-numbered Rule 8(5) shall be deleted.

12.5                               in the first line of re-numbered Rule 8(6) the word “the” shall be deleted and replaced with the word “an”.

13.                                     Re-numbered Rule 11(5) (General) shall be amended as follows:

13.1                               in the first line the words “granted or” shall be deleted and replaced with the words “may be”.

13.2                               in the fourth and sixth lines the words “or grant” and “granted or” shall be deleted respectively.

14.                                     In the last line of re-numbered Rule 12(5) (Amendment and Termination) the words “Conditional Award or” shall be deleted.